Exhibit 99.2

KBS SOR (BVI) Holdings LTD

Presentation of separate financial data annexed
to the consolidated financial statements related to the Company

As of September 30, 2018 (UNAUDITED)

U.S. DOLLARS IN THOUSANDS

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Special Report in accordance with Regulation 38d

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Company's consolidated financial statements as of September 30, 2018, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 38d to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

KBS SOR (BVI) HOLDINGS, LTD.

STATEMENTS OF FINANCIAL POSITION

USD in thousands

	September 30,		December 31,
	2018	2017	2017
	Unaudited		Audited
	U.S. dollars in thousands

ASSETS
Non-current assets
Investments in investees	$930,562	$1,166,605	$1,052,679
Restricted cash	5,987	6,159	6,255

	936,549	1,172,764	1,058,934
Current assets
Cash and cash equivalents	59,557	5,729	826
Derivative financial instruments	171	3,884	4,243

	59,728	9,613	5,069

Total assets	$996,277	$1,182,377	$1,064,003

EQUITY	$733,256	$866,590	$787,529

Non-current liabilities
Debentures, net	208,462	267,575	272,316

Current liabilities
Accounts payable and accrued liabilities	1,188	1,212	4,158
Debentures, net	53,371	-	-
Dividend payable to Owner	-	47,000	-

	54,559	48,212	4,158

Total liabilities	263,021	315,787	276,474

Total equity and liabilities	$996,277	$1,182,377	$1,064,003

November 8, 2018	/s/ Jeffrey Waldvogel	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of the financial statements	Waldvogel, Jeffrey Chief Financial Officer	McMillan III, Peter Chairman of Board of Directors	Hall, Keith David Chief Executive Officer

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS LTD

STATEMENTS OF OPERATIONS

USD in thousands

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2018	2017	2018	2017	2017
	Unaudited				Audited
	U.S. dollars in thousands

Share of profit from investees, net	$72,014	$101,098	$62,821	$80,280	$89,342
Asset management fees to affiliate	(6,342)	(8,404)	(2,299)	(2,801)	(10,686)
General and administrative expenses	(884)	(1,147)	(286)	(530)	(1,708)

Operating income	64,788	91,547	60,236	76,949	76,948

Finance expense	(10,167)	(9,915)	(3,339)	(3,374)	(13,333)
Foreign currency transaction adjustments, net	9,106	(11,454)	(8)	(4,357)	(15,298)

Net income	$63,727	$70,178	$56,889	$69,218	$48,317

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS LTD

STATEMENTS OF COMPREHENSIVE INCOME

USD in thousands

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2018	2017	2018	2017	2017
	Unaudited				Audited
	U.S. dollars in thousands

Net income	$63,727	$70,178	$56,889	$69,218	$48,317

Total comprehensive income	$63,727	$70,178	$56,889	$69,218	$48,317

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS LTD

STATEMENTS OF CASH FLOW

USD in thousands

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2018	2017	2018	2017	2017
	Unaudited				Audited
	U.S. dollars in thousands

Cash flows from operating activities
Net income for the period	$63,727	$70,178	$56,889	$69,218	$48,317

Adjustments to reconcile net income to net cash provided by operating activities:
Share of profit from investees	(72,014)	(101,098)	(62,821)	(80,280)	(89,342)
Finance expense	10,167	9,915	3,339	3,374	13,333
Distribution from investees, net	34,534	48,685	15,971	13,088	55,418
Foreign currency transaction adjustments, net	(9,106)	11,454	8	4,357	15,298
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	35	(76)	73	(61)	47

Net cash provided by operating activities	27,343	39,058	13,459	9,696	43,071

Cash flows used in investing activities
Investments in investees	(178,206)	(76,105)	-	(31,947)	(76,105)
Distribution from investees, net	337,803	67,666	53,189	34,880	163,103
Purchase of derivative financial instrument	-	(3,434)	-	(3,434)	(3,434)
Proceeds from termination of derivative financial instrument	-	6,557	-	6,557	6,557

Net cash provided by (used in) investing activities	159,597	(5,316)	53,189	6,056	90,121

Cash flows from financing activities
Interest paid	(11,604)	(11,130)	(5,692)	(5,547)	(11,284)
Dividends to Owner	(118,000)	(19,300)	(3,500)	(5,100)	(123,500)

Net cash used in financing activities	(129,604)	(30,430)	(9,192)	(10,647)	(134,784)

Effect of exchange rate changes on cash and cash equivalents	1,395	4	1,395	(1)	5

Increase (Decrease) in cash	58,731	3,316	58,851	5,104	(1,587)
Cash, beginning of the period	826	2,413	706	625	2,413

Cash, end of the period	$59,557	$5,729	$59,557	$5,729	$826

Non-cash activities
Increase in dividends payable to Owner	$—	$47,000	$—	$47,000	$—

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) Holdings LTD
NOTES TO FINANCIAL STATEMENTS

USD in thousands

NOTE 1:	BASIS OF PREPERATION

Separate financial information is prepared in a condensed format as of September 30, 2018 and for the nine and three months then ended, in accordance with Regulation 38D of the Securities Regulations (Periodic and Immediate Reports), 1970.

Please refer to the separate financial information in this regard to the financial information on the annual financial statements of the Company as of December 31, 2017 and for the year then ended, and the information accompanying notes (hereinafter - the annual consolidated financial statements).

NOTE 2:	SIGNIFICANT EVENTS DURING THE REPORTING PERIOD

Dividend approval

In March, May, June and September 2018, the Company declared distributions of dividend in the aggregated amount of $118.0 million to the Owner.

NOTE 3:	SUBSEQUENT EVENTS

Dividend approval

On November 8, 2018, the Company’s board of directors approved a distribution of dividend in the amount of $53.8 million to the Owner.

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